Online Sales Strategies, Inc. Changes Name to Growth Technologies, Inc.

BUSINESSWIRE - November 28, 2007 - Online Sales Strategies, Inc. a Florida Corporation (Pink Sheets: OSSG) ("OSSG" or "the Company") announced today that the Company’s board of directors approved a name change to Growth Technologies, Inc.

Matthew A. Brown, President of OSSG stated, “We believe that the name Growth Technologies better describes the future path of where OSSG is headed as a Company”. Brown also stated, “AuctionSound, a subsidiary of OSSG, has opened the door for the ecommerce consignment industry. Technologies that OSSG continue to develop will compliment other products and leverage marketplaces in several retail segments”.

About Growth Technologies, Inc.
Growth Technologies, Inc.’s mission is to become a leading provider of all necessary resources to successfully manage and operate online sales and software related businesses. AuctionSound is an ASP application for online asset management and was created for eBay Trading Assistants to manage online sales and consignment products. AuctionSound includes customer management, listing tools, auction templates, image hosting, shipping and financial reporting, all from one interface. The AuctionSound platforms provide a turnkey solution to the product-to-cash cycle across multiple marketplaces and OSSG’s suite of eCommerce products allows customers the flexibility to manage their shopping experience. OSSG customers range from independent retailers striving for an online presence to entire franchise chains seeking an intelligent solution to manage their network of stores. OSSG continues to develop strong relationships with both customers and peripheral service providers to bridge the digital divide between consumers and businesses. AuctionSound is a certified eBay compatible application that supports various business models in several countries.

For more information, please visit our website at: http://www.growthtechnologies.com or email our Investor Relations Department at investors@growthtechnologies.com.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Growth Technologies, Inc officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act). Forward-Looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Growth Technologies, Inc. actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-Looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and Growth Technologies, Inc. has no specific intention to update these statements.

Contact Information: Growth Technologies, Inc., Tampa Matthew A. Brown, President, 813-470-7094 Email: investors@growthtechnologies.com